SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934




Date of Report (Date of earliest event reported):  October 24, 2001


                                   GARMIN LTD.
             (Exact name of registrant as specified in its charter)



Cayman Islands                      0-31983          98-0229227
  (State or other                   (Commission      (I.R.S. Employer
      jurisdiction                  File Number)      Identification No.)
of incorporation)


                                P.O. Box 30464SMB
                            5th Floor, Harbour Place
                             103 South Church Street
                    George Town, Grand Cayman, Cayman Islands
                    (Address of principal executive offices)



Registrant's telephone number, including area code:  (345) 946-5203*


                                P.O. Box 30464SMB
                             113 South Church Street
                    George Town, Grand Cayman, Cayman Islands
          (Former name or former address, if changed since last report)

Item 5.  Other Events


     On October 24, 2001, the Board of Directors of Garmin Ltd. (the "Company") declared a dividend distribution of one Right for each outstanding share of the Company's Common Shares, $0.01 par value per share (the "Common Shares") of the Company to the shareholders of record on November 1, 2001 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company 1/1,000ths of a share of Series A Preferred Shares (the "Preferred Shares") or in some circumstances, Common Shares, other securities, cash or other assets as summarized below at a price of $95.00 per share (the "Purchase Price"), (both shares and price are subject to adjustment as described below). The complete terms and conditions of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and UMB Bank, N.A., dated as of October 25, 2001, as may be amended from time to time. Capitalized terms not defined herein are defined in the Rights Agreement.

     Each share outstanding on the Record Date will receive one Right. Until the Distribution Date (or the earlier redemption or expiration of the Rights), Common Shares issued will have the Rights automatically attached.

     In the event that a Person or group of affiliated or associated persons (an "Acquiring Person") becomes the beneficial owner of or announces a tender or exchange offer for 15 percent or more of the outstanding Common Shares of the Company, proper provision shall be made so that each holder of a Right, other than of Rights that are or were beneficially owned by the Acquiring Person (which will thereafter be null and void), will thereafter have the right to receive upon exercise that number of shares of the Preferred Shares (or in certain circumstances, Common Shares or assets or other securities of the Company) having a market value of two times the exercise price of the Right. In the event that the Company were acquired in a merger or other business combination transaction (other than pursuant to a Permitted Offer) or more than 50 percent of the Company's (together with its subsidiaries) assets or earning power were sold, proper provision shall be made so that each holder of a Right, other than of Rights that are or were beneficially owned by an Acquiring Person (which will thereafter be null and void) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of the highest priority voting securities of the acquiring company (or certain of its affiliates) that at the time of such transaction would have a market value of two times the exercise price of the Right. If the Rights are exercised to acquire the Preferred Shares, then the Rights will not be exercisable to acquire the securities of any Acquiring Person.

     Until ten calendar days following the earlier to occur of (unless extended by the Board of Directors and subject to the earlier redemption or expiration of the Rights): (i) the date of a public announcement that an Acquiring Person acquired, or obtained the right to acquire, beneficial ownership of 15 percent or more of the outstanding shares of the Common Shares of the Company, or (ii) the commencement or announcement of an intention to make a tender offer or exchange offer that would result in an Acquiring Person beneficially owning 15 percent or more of such outstanding Common Shares of the Company (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Shares certificates outstanding as of the Record Date, by such Common Shares certificate. The certificates for Common Shares issued after the Record Date, but prior to the Distribution Date will have a notation referencing the Rights Agreement. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company's Common Shares, and until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Shares certificates outstanding as of the Record Date, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Company's Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

     Permitted Offer is defined in the Rights Agreement as a tender offer that is for all outstanding Common Shares of the Company at a price and on terms determined to be adequate prior to the purchase of shares under such tender or exchange offer, by at least 70% of the members of the Board of Directors of the Company, taking into account all factors that such directors deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value and otherwise in the best interests of the Company and its shareholders (other than the Person or any Affiliate or Associate thereof for whose benefit the offer is being made).

     The Purchase Price payable, and the number of shares of Preferred Shares (or Common Shares, other securities, cash or other assets, as the case may be) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a shares dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for shares of the Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in the Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1 percent in such Purchase Price. No fractional shares will be issued (other than fractional shares which are integral multiples of 1/1,000ths of a share of Preferred Shares) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last Trading Date prior to the date of exercise.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on October 31, 2011, unless earlier redeemed by the Company as described below.

     At any time prior to 5:00 p.m. New York, New York time on the tenth calendar day after the first date after the public announcement that an Acquiring Person has acquired beneficial ownership of 15 percent or more of the outstanding shares of the Common Shares of the Company (the "Share Acquisition Date"), the Company may redeem the Rights in whole, but not in part, at a price of $0.02 per Right (the "Redemption Price"). Following the Share Acquisition Date, but prior to an event listed in Section 13(a) of the Rights Agreement (i.e. a merger, consolidation or sale of more than 50 percent of the assets or earnings power of the Company and its subsidiaries), the Company may redeem the Rights in connection with any event specified in Section 13(a) in which all shareholders are treated alike and which does not include the Acquiring Person or its Affiliates or Associates. In addition, the Company's right of redemption may be reinstated following an inadvertent trigger of the Rights (as determined by the Board) if an Acquiring Person reduces its beneficial ownership to 10 percent or less of the outstanding Common Shares of the Company in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders of the Company, shareholders may, depending on the circumstances, recognize taxable income in the event that the Rights become exercisable for the Preferred Shares (or other securities, as the case may be) of the Company.

     Prior to the Distribution Date the Company may amend or supplement any provision of the Rights Agreement without the consent of the holders of the Rights. Following the Distribution Date, the Company may amend the provisions of the Rights Agreement in order to cure any ambiguity, to correct any defect or inconsistency, to make changes deemed necessary or desirable so long as such changes do not adversely affect the interests of the holders of the Rights (excluding the interests of any Acquiring Person and its affiliates and associates). In either case, however, the Company may not amend or supplement the Rights Agreement to change or supplement the Redemption Price, Final Expiration Date, the Purchase Price or the number of 1/1,000ths of a share of Preferred Shares for which a Right is exercisable.

     The Rights may have the effect of impeding a change in control of the Company without the prior consent of the Company's Board of Directors, and the Rights could cause substantial dilution to a person that attempts to acquire the Company without conditioning the offer on redemption of the Rights by the Company's Board of Directors or on the acquisition by such person of a substantial number of Rights.

     This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached as Exhibit 4 to this Form 8-K and which is hereby incorporated by reference.



Item 7. Financial Statements and Exhibits

         (a)      Not applicable

         (b)      Not applicable

         (c)      Exhibits.  The following exhibit is filed herewith.


            Exhibit No.                                   Description
              4                                  Rights Agreement dated as of
                                                 October 25, 2001 between
                                                 Garmin Ltd.and UMB Bank N.A.,
                                                 as Rights Agent, including
                                                 Exhibits A, B and C thereto.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  GARMIN LTD.



Date:  October 25, 2001            /s/ Min H. Kao
                                  ---------------------------------------------
                                   Min H. Kao
                                   Co-Chairman and Co-Chief Executive Officer

                                  EXHIBIT INDEX


         Exhibit No.                                      Description
             4                                   Rights Agreement dated as of
                                                 October 25, 2001 between
                                                 Garmin Ltd.and UMB Bank N.A.,
                                                 as Rights Agent, including
                                                 Exhibits A, B and C thereto.




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*  The executive offices of the Registrant's principal United States subsidiary are located at 1200 East 151st Street, Olathe, Kansas 66062. The telephone number there is (913) 397-8200.